Exhibit 99.1

FOR IMMEDIATE RELEASE: OCTOBER 30, 2023

LEGGETT & PLATT REPORTS 3Q RESULTS

Carthage, MO, October 30, 2023 —

•	3Q sales of $1.18 billion, a 9% decrease vs 3Q22

•	3Q EPS of $.39, a decrease of $.13 vs 3Q22; 3Q adjusted[1] EPS of $.36, down $.16 vs 3Q22

•	3Q cash from operations of $144 million, a $78 million increase vs 3Q22

•	2023 guidance lowered: sales of $4.7–$4.75 billion; EPS of $1.45–$1.55, adjusted[1] EPS of $1.35–$1.45

President and CEO Mitch Dolloff commented, “I would like to thank our employees for their tremendous efforts in what was another challenging quarter. Ongoing weak demand impacted our Bedding Products and Furniture, Flooring, & Textile Products segments but was partially offset by continued demand strength in our Specialized Products segment.

“We are lowering our full year guidance to reflect continued volatility in the macroeconomic environment, continued low consumer demand in residential end markets, and the modest impact we have experienced so far from the UAW strike on several North American automakers. The UAW strike had minimal impact on our Automotive business in the third quarter. So far in the fourth quarter, the sales impact has been approximately $5 million, which may not be indicative of future impacts. Due to uncertainties around the duration and severity of the strike, our updated full year guidance does not include impacts beyond what we have experienced so far.

“We are focused on anticipating and adapting to market changes, improving operating efficiency, driving strong cash management, and engaging with our customers on new product opportunities. We are evaluating opportunities across our businesses, including further integration of our specialty foam and innerspring operations, that are expected to support improved profitability, a strong balance sheet, and continued shareholder returns.”

THIRD QUARTER RESULTS

Third quarter sales were $1.18 billion, a 9% decrease versus third quarter last year.

•	Organic sales[2] were down 11%

•	Volume was down 6%, primarily from demand softness in domestic residential end markets, partially offset by growth in our Aerospace and Automotive businesses

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 5%

•	Acquisitions increased sales 2%

Third quarter EBIT was $91 million, down $22 million or 19% from third quarter 2022 EBIT, and adjusted1 EBIT was $86 million, a $27 million decrease.

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

•

EBIT and adjusted[1] EBIT decreased primarily from lower metal margin in our Steel Rod business and lower volume in residential end markets. These decreases were partially offset by lower incentive compensation and lower bad debt expense.

•	3Q 2023 adjustment is for a $5 million gain from a real estate sale within our Bedding segment

•	EBIT margin was 7.8% and adjusted[1] EBIT margin was 7.3%, down from 8.7% in the third quarter of 2022

Third quarter EPS was $.39, a $.13 decrease versus third quarter 2022 EPS. Third quarter adjusted1 EPS was $.36, down $.16 versus third quarter 2022 EPS.

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 3.15x trailing 12-month adjusted EBITDA[1]

•	Debt at September 30

•	Total debt of $2.0 billion, including $171 million of commercial paper outstanding

•	No significant maturities until November 2024

•	Operating cash flow was $144 million in the third quarter, an increase of $78 million versus third quarter 2022, reflecting working capital improvements partially offset by lower earnings

•	Capital expenditures were $22 million

•	Total liquidity was $595 million at September 30

•	$274 million cash on hand

•	$321 million in capacity remaining under revolving credit facility

DIVIDEND

•	In August, Leggett & Platt’s Board of Directors declared a $.46 per share third quarter dividend, two cents higher than last year’s third quarter dividend

STOCK REPURCHASES

•	Net issuances of .1 million shares through employee benefit plans

•	Shares outstanding at the end of the third quarter were 133.3 million

2023 GUIDANCE

•

Full year 2023 sales and EPS guidance lowered. Guidance does not include impacts from the UAW strike beyond what we have experienced so far due to uncertainties around the duration and severity of the strike.

•	Sales are expected to be $4.7–$4.75 billion, -8% to -9% versus 2022

•	Volume at the midpoint expected to be down mid-single digits:

•	Down high single digits in Bedding Products Segment

•	Up high single digits in Specialized Products Segment

•	Down low double digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales mid-single digits

•	Acquisitions completed in 2022 expected to add ~2% to sales

•	EPS is expected to be $1.45–$1.55

•	Decrease is primarily from lower expected volume in our Furniture, Flooring & Textile Products and Bedding Products segments

•	Includes anticipated gain from net insurance proceeds from tornado damage of ~$.07 per share and gain on the sale of real estate of $.03 per share

•	Adjusted EPS is expected to be $1.35–$1.45

•	Based on this framework, EBIT margin should be 7.4%–7.7%; adjusted EBIT margin should be 7.0%–7.3%

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•	Additional expectations:

•	Depreciation and amortization $185 million

•	Net interest expense $85 million

•	Effective tax rate 24%

•	Fully diluted shares 137 million

•	Operating cash flow $450–$500 million

•	Capital expenditures $110–$130 million

•	Dividends $240 million

•	Minimal acquisitions and share repurchases

•	Implied 4Q Guidance:

•	Sales: $1.09–$1.14 billion

•	EPS: $.27–$.37

•	Adjusted EPS: $.22–$.32

•	Prior Full Year Guidance:

•	Sales: $4.75–$4.95 billion

•	EPS: $1.50–$1.70

•	Adjusted EPS: $1.45–$1.65

SEGMENT RESULTS – Third Quarter 2023 (versus 3Q 2022)

Bedding Products –

•	Trade sales decreased 17%

•	Volume decreased 8%, primarily due to demand softness in domestic markets

•	Raw material-related selling price decreases reduced sales 10%

•	Currency benefit increased sales 1%

•	EBIT decreased $13 million, primarily from lower metal margin and lower volume, partially offset by a $5 million gain from a real estate sale

Specialized Products –

•	Trade sales increased 10%

•	Volume increased 3% from growth in Aerospace and Automotive

•	Raw material-related selling price decreases were offset by currency benefit

•	Hydraulic Cylinders acquisition completed in August 2022 added 7%

•	EBIT was flat on higher sales primarily offset by consolidation costs at an Automotive facility and the lag associated with passing through raw material-related pricing changes in Hydraulic Cylinders

Furniture, Flooring & Textile Products –

•	Trade sales decreased 11%

•	Volume decreased 11%, with declines across the segment

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 3%

•	Textiles acquisitions added 3%

•	EBIT decreased $9 million, primarily from lower volume

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, October 31. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 140-year-old Company is comprised of 15 business units, approximately 20,000 employees, and 135 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to the amount of the Company’s forecasted 2023 full-year volume; acquisition sales growth; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; adjusted EBIT margin; effective tax rate; amount of dividends; raw material related price decreases; currency impact; volume in each of the Company’s segments; minimal acquisitions and share repurchases; gain from net insurance proceeds from tornado damage; gains from sale of real estate. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the adverse impact on our sales, earnings, our liquidity impacting our ability to pay our obligations as they come due, margins, cash flow, costs, and financial condition caused by: the United Auto Workers strike; actions arising from our evaluation of opportunities across our businesses; the Russian invasion of Ukraine; global inflationary and deflationary impacts; macro-economic impacts; the demand for our products and our customers’ products; growth rates in the industries in which we participate and opportunities in those industries; our manufacturing facilities’ ability to remain fully operational and obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers; the impairment of goodwill and long-lived assets; restructuring-related costs; our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity; our ability to collect trade receivables; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials due to supply chain disruptions or otherwise; labor and energy costs; cash generation sufficient to pay the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our components in their finished products; our ability to maintain and grow the profitability of acquired companies; political risks; changing tax rates; increased trade costs; risks related to operating in foreign countries; cybersecurity incidents; customer bankruptcies, losses and insolvencies; disruption to our steel rod mill and other operations and supply chain because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, governmental action; ability to develop innovative products; bank failures; foreign currency fluctuation; the amount of share repurchases; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and regulatory, market, technological and reputational impacts; our ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	October 30, 2023

RESULTS OF OPERATIONS	THIRD QUARTER			YEAR TO DATE
(In millions, except per share data)	2023	2022	Change	2023	2022	Change
Trade sales	$1,175.4	$1,294.4	(9)%	$3,610.2	$3,950.9	(9)%
Cost of goods sold	961.1	1,063.9		2,956.2	3,184.7

Gross profit	214.3	230.5	(7)%	654.0	766.2	(15)%
Selling & administrative expenses	109.1	100.4	9%	344.3	317.5	8%
Amortization	17.9	16.6		51.6	50.0
Other (income) expense, net	(4.1)	0.3		(18.3)	4.9

Earnings before interest and taxes	91.4	113.2	(19)%	276.4	`393.8	(30)%
Net interest expense	20.5	19.7		63.5	59.2

Earnings before income taxes	70.9	93.5		212.9	334.6
Income taxes	18.0	22.0		52.3	77.5

Net earnings	52.9	71.5		160.6	257.1
Less net income from noncontrolling interest	(0.1)	(0.1)		(0.1)	(0.1)

Net Earnings Attributable to L&P	$52.8	$71.4	(26)%	$160.5	$257.0	(38)%

Earnings per diluted share
Net earnings per diluted share	$0.39	$0.52	(25)%	$1.18	$1.88	(37)%
Shares outstanding
Common stock (at end of period)	133.3	132.6	0.5%	133.3	132.6	0.5%
Basic (average for period)	136.4	135.7		136.2	136.2
Diluted (average for period)	136.8	136.1	0.5%	136.5	136.6	(0.1)%

CASH FLOW	THIRD QUARTER			YEAR TO DATE
(In millions)	2023	2022	Change	2023	2022	Change
Net earnings	$52.9	$71.5		$160.6	$257.1
Depreciation and amortization	45.0	44.1		135.1	134.3
Working capital decrease (increase)	60.1	(44.8)		52.3	(214.9)
Impairments	—	—		—	—
Other operating activities	(14.2)	(5.3)		3.1	17.8

Net Cash from Operating Activities	$143.8	$65.5	120%	$351.1	$194.3	81%
Additions to PP&E	(22.2)	(24.7)		(90.4)	(65.5)
Purchase of companies, net of cash	—	(62.5)		—	(62.5)
Proceeds from disposals of assets and businesses	7.9	0.3		13.2	3.0
Dividends paid	(61.2)	(58.7)		(178.1)	(170.8)
Repurchase of common stock, net	(0.2)	(3.4)		(5.5)	(60.3)
Additions (payments) to debt, net	(60.0)	50.5		(121.7)	52.9
Other	(6.6)	(10.7)		(11.2)	(26.6)

Increase (Decrease) in Cash & Equivalents	$1.5	$(43.7)		$(42.6)	$(135.5)

FINANCIAL POSITION	Sep 30,	Dec 31,
(In millions)	2023	2022	Change
Cash and equivalents	$273.9	$316.5
Receivables	711.3	675.0
Inventories	834.9	907.5
Other current assets	66.1	59.0

Total current assets	1,886.2	1,958.0	(4)%
Net fixed assets	776.7	772.4
Operating lease right-of-use assets	200.1	195.0
Goodwill	1,475.4	1,474.4
Intangible assets and deferred costs, both at net	739.2	786.3

TOTAL ASSETS	$5,077.6	$5,186.1	(2)%

Trade accounts payable	$534.1	$518.4
Current debt maturities	8.9	9.4
Current operating lease liabilities	55.9	49.5
Other current liabilities	410.2	390.8

Total current liabilities	1,009.1	968.1	4%

Long-term debt	1,963.0	2,074.2	(5)%
Operating lease liabilities	156.5	153.6
Deferred taxes and other liabilities	313.1	348.8
Equity	1,635.9	1,641.4	—%

Total Capitalization	4,068.5	4,218.0	(4)%

TOTAL LIABILITIES & EQUITY	$5,077.6	$5,186.1	(2)%

LEGGETT & PLATT	Page 6 of 7	October 30, 2023

SEGMENT RESULTS [1]	THIRD QUARTER			YEAR TO DATE
(In millions)	2023	2022	Change	2023	2022	Change
Bedding Products
Trade sales	$483.3	$582.0	(17)%	$1,516.2	$1,833.9	(17)%
EBIT	31.1	43.9	(29)%	87.4	189.2	(54)%
EBIT margin	6.4%	7.5%	-110 bps [2]	5.8%	10.3%	-450 bps [2]
Gain on sale of real estate	(5.4)	—		(5.4)	—
Gain from net insurance proceeds from tornado damage	—	—		(0.6)	—

Adjusted EBIT [3]	25.7	43.9	(41)%	81.4	189.2	(57)%
Adjusted EBIT margin[3]	5.3%	7.5%	-220 bps	5.4%	10.3%	-490 bps
Depreciation and amortization	26.2	25.7		77.3	78.1

Adjusted EBITDA	51.9	69.6	(25)%	158.7	267.3	(41)%
Adjusted EBITDA margin	10.7%	12.0%	-130 bps	10.5%	14.6%	-410 bps
Specialized Products
Trade sales	$319.4	$291.3	10%	$961.3	$815.5	18%
EBIT	31.2	31.3	—%	93.0	73.0	27%
EBIT margin	9.8%	10.7%	-90 bps	9.7%	9.0%	70 bps
Depreciation and amortization	10.7	9.7		31.7	30.4

EBITDA	41.9	41.0	2%	124.7	103.4	21%
EBITDA margin	13.1%	14.1%	-100 bps	13.0%	12.7%	30 bps
Furniture, Flooring & Textile Products
Trade sales	$372.7	$421.1	(11)%	$1,132.7	$1,301.5	(13)%
EBIT	29.5	38.3	(23)%	96.7	132.3	(27)%
EBIT margin	7.9%	9.1%	-120 bps	8.5%	10.2%	-170 bps
Gain from net insurance proceeds from tornado damage	—	—		(3.0)	—

Adjusted EBIT [3]	29.5	38.3	(23)%	93.7	132.3	(29)%
Adjusted EBIT Margin[3]	7.9%	9.1%	-120 bps	8.3%	10.2%	-190 bps
Depreciation and amortization	5.5	5.7		17.0	17.5

Adjusted EBITDA	35.0	44.0	(20)%	110.7	149.8	(26)%
Adjusted EBITDA margin	9.4%	10.4%	-100 bps	9.8%	11.5%	-170 bps
Total Company
Trade sales	$1,175.4	$1,294.4	(9)%	$3,610.2	$3,950.9	(9)%
EBIT - segments	91.8	113.5	(19)%	277.1	394.5	(30)%
Intersegment eliminations and other	(0.4)	(0.3)		(0.7)	(0.7)

EBIT	91.4	113.2	(19)%	276.4	393.8	(30)%
EBIT margin	7.8%	8.7%	-90 bps	7.7%	10.0%	-230 bps
Gain from sale of real estate[3]	(5.4)	—		(5.4)	—
Gain from net insurance proceeds from tornado damage[3]	—	—		(3.6)	—

Adjusted EBIT [3]	86.0	113.2	(24)%	267.4	393.8	(32)%
Adjusted EBIT margin[3]	7.3%	8.7%	-140 bps	7.4%	10.0%	-260 bps
Depreciation and amortization - segments	42.4	41.1		126.0	126.0
Depreciation and amortization - unallocated [4]	2.6	3.0		9.1	8.3

Adjusted EBITDA	$131.0	$157.3	(17)%	$402.5	$528.1	(24)%
Adjusted EBITDA margin	11.1%	12.2%	-110 bps	11.1%	13.4%	-230 bps

LAST SIX QUARTERS	2022			2023
Selected Figures (In Millions)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	1,334.2	1,294.4	1,195.8	1,213.6	1,221.2	1,175.4
Sales growth (vs. prior year)	5%	(2)%	(10)%	(8)%	(8)%	(9)%
Volume growth (same locations vs. prior year)	(6)%	(8)%	(12)%	(7)%	(6)%	(6)%
Adjusted EBIT [3]	143.0	113.2	91.2	89.3	92.1	86.0
Cash from operations	89.8	65.5	247.1	96.7	110.6	143.8
Adjusted EBITDA (trailing twelve months) [3]	760.3	726.8	664.8	616.2	565.5	539.2
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.39	2.63	2.66	2.88	3.10	3.15

Organic Sales (Vs. Prior Year) [6]	2Q	3Q	4Q	1Q	2Q	3Q
Bedding Products	—%	(12)%	(19)%	(17)%	(18)%	(17)%
Specialized Products	8%	19%	5%	8%	12%	3%
Furniture, Flooring & Textile Products	10%	—%	(13)%	(15)%	(16)%	(14)%
Overall	5%	(3)%	(12)%	(11)%	(11)%	(11)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	October 30, 2023

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	2022			2023
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Gain on sale of real estate	—	—	—	—	—	(5.4)

Gain from net insurance proceeds from tornado damage	—	—	—	—	(3.6)	—

Non-GAAP Adjustments (Pretax) [8]	—	—	—	—	(3.6)	(5.4)
Income tax impact	—	—	—	—	0.9	0.9

Non-GAAP Adjustments (After Tax)	—	—	—	—	(2.7)	(4.5)

Diluted shares outstanding	136.7	136.1	136.1	136.3	136.6	136.8
EPS Impact of Non-GAAP Adjustments	—	—	—	—	(0.02)	(0.03)

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2022			2023
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	1,334.2	1,294.4	1,195.8	1,213.6	1,221.2	1,175.4
EBIT (earnings before interest and taxes)	143.0	113.2	91.2	89.3	95.7	91.4
Non-GAAP adjustments (pretax)	—	—	—	—	(3.6)	(5.4)

Adjusted EBIT	143.0	113.2	91.2	89.3	92.1	86.0

EBIT margin	10.7%	8.7%	7.6%	7.4%	7.8%	7.8%
Adjusted EBIT Margin	10.7%	8.7%	7.6%	7.4%	7.5%	7.3%

EBIT	143.0	113.2	91.2	89.3	95.7	91.4
Depreciation and amortization	44.5	44.1	45.5	45.4	44.7	45.0

EBITDA	187.5	157.3	136.7	134.7	140.4	136.4
Non-GAAP adjustments (pretax)	—	—	—	—	(3.6)	(5.4)

Adjusted EBITDA	187.5	157.3	136.7	134.7	136.8	131.0

EBITDA margin	14.1%	12.2%	11.4%	11.1%	11.5%	11.6%
Adjusted EBITDA Margin	14.1%	12.2%	11.4%	11.1%	11.2%	11.1%

Diluted EPS	0.70	0.52	0.39	0.39	0.40	0.39
EPS impact of non-GAAP adjustments	—	—	—	—	(0.02)	(0.03)

Adjusted EPS	0.70	0.52	0.39	0.39	0.38	0.36

Net Debt to Adjusted EBITDA [9]	2022			2023
	2Q	3Q	4Q	1Q	2Q	3Q
Total debt	2,090.8	2,141.0	2,083.6	2,117.8	2,024.6	1,971.9
Less: cash and equivalents	(269.9)	(226.2)	(316.5)	(344.5)	(272.4)	(273.9)

Net debt	1,820.9	1,914.8	1,767.1	1,773.3	1,752.2	1,698.0
Adjusted EBITDA, trailing 12 months	760.3	726.8	664.8	616.2	565.5	539.2

Net Debt / 12-month Adjusted EBITDA	2.39	2.63	2.66	2.88	3.10	3.15

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The ($5.4) and ($3.6) 2023 non-GAAP adjustments are included in the Other (income) expense, net line on the income statement.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.